Exhibit 1.02

                                 FX ENERGY, INC.
                             UNDERWRITING AGREEMENT

April 13, 2004

I-Bankers Securities, Inc.
3340 Indian Creek Court
Fort Worth, Texas  76180

Ladies and Gentlemen:

FX Energy, Inc., a Nevada corporation (the "Company"), proposes to sell (the "Offering"), upon the terms and subject to the conditions of this Agreement, to the I-Bankers Securities, Inc. (the "Underwriter"), on a best efforts basis, an aggregate of 2,152,778 shares (the "Offered Shares") of the Company's common stock, par value $0.001 per share ("Common Stock").

1.       Registration Statement and Prospectus.

         A registration statement (File No. 333-80489) on Form S-3 relating to the Common Stock, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Such registration statement, including any documents incorporated therein by reference and any exhibits, financial statements and schedules thereto, together with any registration statement filed pursuant to Rule 462(b), is herein referred to as the "Registration Statement." The form of prospectus to be included in the Registration Statement, as supplemented by any preliminary prospectus supplement or definitive prospectus supplement relating to the offering of the Offered Shares and filed by the Company with the Commission pursuant to Rule 424(b), are herein referred to collectively as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments relating to the Offered Shares being issued and sold pursuant hereto, filed with the Commission under Rule 424(b), and prior to the termination of the offering of the Offered Shares by the Underwriter.

2.       Representations and Warranties.

         Except as set forth under the corresponding section of the Disclosure Schedules attached hereto, the Company hereby makes the following representations and warranties to the Underwriter:

(a) Effectiveness of Registration Statement. The Registration Statement has been declared effective as of June 30, 1999, by the Commission under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement or the Prospectus and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted, or, to the Company's knowledge, are threatened.

(b) Accuracy and Completeness of Registration Statement. The Registration Statement contains and the Prospectus and any amendments or supplements thereto conforms or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Rules and Regulations. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations promulgated thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, including any documents incorporated by reference therein, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit, as the case may be, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof.

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(c)      Blue Sky. The Company (or at the Company's request, counsel to the
         Underwriter) will prepare and file the necessary documents so that offers and sales of the Offered Shares may be made in certain jurisdictions in the United States.

(d) Description of Common Stock. The Common Stock conforms to all statements relating thereto contained in the Registration Statement or the Prospectus.

(e) Conduct of Business. The Company is not, and does not intend to conduct its business in a manner in which it would be, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940 (the "Investment Company Act").

(f) No Third-Party Rights to Registration. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except such persons or entities as set forth on
         Schedule 2(f) hereto or persons or entities from whom written waivers of such rights have been received prior to the date hereof.

(g) Nasdaq Authorization for Quotation. The Common Stock, including the Offered Shares, is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq SmallCap Market (the "Nasdaq SmallCap Market"), and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq SmallCap Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing. The Company is not aware of any facts or circumstances that might reasonably be expected to give rise to any of the foregoing.

(h) Subsidiaries. Except as set forth on Schedule 2(h), the Company does not have any subsidiaries and does not own or control, directly or indirectly, and interest in any other corporation, association or other business entity.

(i) Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Exchange Act, since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K included in the SEC Documents as defined in Section 2(n) herein, and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company, considered as one enterprise (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(j) Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations hereunder (including its obligation to issue, sell and deliver the Offered Shares), and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Offered Shares will, upon issuance and payment therefor pursuant to the terms of this Agreement, be duly authorized, validly issued, fully-paid and nonassessable.

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(k)      Noncontravention. The execution, delivery and performance of this
         Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (1) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties are bound, (2) the charter, bylaws or other organizational documents of the Company, or (3) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or by which its properties are bound, except in the case of clauses (1) and (3) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreement and the valid issuance and sale of the Common Stock to be sold pursuant to the Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

(l) No Violation. The Company is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition that, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, that would be reasonably likely to have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the investors own any of the Common Stock, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect.

(m) Capitalization. Except for issuances pursuant to the exercise of options under the Company's stock option plans, the Company has not issued any capital stock since December 31, 2003. The Offered Shares to be sold pursuant to the Prospectus have been duly authorized, and when issued and paid for in accordance with the terms of the Prospectus will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth on
         Schedule 2(m) hereto, there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, except as set forth on Schedules 2(f) and 2(m) hereto, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Common Stock or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or of a third party is required for the issuance and sale of the Common Stock. Except as set forth on Schedule 2(m) hereto, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders. The Company does not have any so-called stockholder rights plan or "poison pill" and there are no "shark-repellant" charter or bylaw provisions or so-called "state anti-takeover" statutes applicable, in any case, to all or any portion of the transactions contemplated by the Agreements, including, without limitation, the issuance of the Common Stock.

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(n)      Reporting Status. Since December 31, 2003, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 2003, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents")). The Company has made available to the Underwriter true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent SEC Document. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law (except for such statements as have been amended or updated by subsequent SEC Documents prior to the date of this Agreement). The SEC Documents contain or incorporate by reference a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party, or by which the Company or any subsidiary is bound, or to which any of the properties or assets of the Company or any subsidiary is subject, and that are required by the Rules and Regulations promulgated under the Exchange Act to be included as exhibits to the SEC Documents (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract, which breach or default would have a Material Adverse Effect.

(o) Legal Proceedings. There is no action, suit, proceeding, or to the knowledge of the Company or any of its subsidiaries, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the Offering or that would adversely affect the validity or enforceability of, or the authority or ability of the Company to consummate the Offering. The Company and each of its subsidiaries are unaware of any facts that could give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

(p) No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock to facilitate the sale or resale of the Common Stock.

(q) Environmental. Except as would not, individually or in the aggregate, result in a Material Adverse Effect (i) the Company is not in violation of any applicable federal, state, provincial, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii)

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         there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice to the Company by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or to the Company's knowledge, in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(r) Intellectual Property. The Company owns, possesses or has pending, or licenses or otherwise has the right to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, licenses, inventions, trade secrets and other intangible properties and assets described in the Prospectus (all of the foregoing being collectively herein called "Intangibles"), and such Intangibles, if applicable, are in good standing and uncontested. Other than the Intangibles described in the Prospectus, the Company is unaware of any other Intangibles necessary for the conduct of its business as now conducted or as proposed to be conducted. The Company has not infringed, is not infringing, nor has it received any notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company.

(s) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries has, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has in the course of his actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

(t) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered for such report. The Company presented in its most recently filed Form 10-K or Form 10-Q, as the case may be, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the end of the period covered by such report. Since the end of the period covered by such report, there have been no significant changes in the Company's internal controls (as such term is used in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

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(u)      Financial Statements. The financial statements, together with the related notes and schedules, set forth or incorporated by reference in the Prospectus and in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial condition and the results of operations of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that interim financial statements do not contain all of the notes required by generally accepted accounting principles to be included in audited financial statements and are subject to normal year-end audit adjustments, and as otherwise may be set forth in the Prospectus.

(v) Independent Auditors. PricewaterhouseCoopers, LLP has expressed its opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus and is an independent public accountant as required by the Securities Act and the Rules and Regulations.

(w) Material Contracts. The Company has performed all material obligations required to be performed by it through the date hereof under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor, to the knowledge of the Company, any other party to such contract is in default under or in breach of any such obligations, except with respect to any defaults or breaches which, singly or in the aggregate, will not result in a Material Adverse Effect. The Company has not received any notice of such default or breach.

(x) Labor Agreements and Actions. The Company is not involved in any labor dispute of a type likely to have a Material Adverse Effect and, to the Company's knowledge, no such dispute is threatened. The Company is not aware that (i) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company. The Company does not have or expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant, except where such liability would not have a Material Adverse Effect. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA

(y) Key Individuals; Company's Knowledge. Each Key Individual (as defined below) is currently serving the Company in the capacity disclosed in its most recent report on Form 10-K and reports filed thereafter and included in the SEC Documents. No Key Individual, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Individual does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Individual has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Individual subject to any constraints (e.g., litigation) that would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Individual" means each of David N. Pierce, President and Chief Executive Officer; Andrew W. Pierce, Vice President and Chief Operating Officer; Thomas B. Lovejoy, Chairman and Chief Financial Officer; Jerzy B. Maciolek, Vice-President of Exploration; and Richard Hardman, Exploration Advisor. For purposes hereof, the term "knowledge of the Company" shall mean the knowledge of each of the Key Individuals.

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(z)      Drilling Practices. The real property that the Company has the right to explore, develop or recover oil and gas substances (the "Lands"), all right, title and interest of the Company in and to the Lands, and all machinery, equipment, jigs, drills, dies, tools, handling equipment, furniture, furnishings and accessories and supplies of all kinds used on the Lands (collectively, the "Oilfield Assets") have been operated in accordance with good oilfield practice, in compliance with the applicable law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal, except for possible violations, the sanctions for which, either singly or in the aggregate would not have a Material Adverse Effect, and materially in accordance with the terms and conditions of all agreements applicable thereto.

(aa) Sale/Leasebacks. The Oilfield Assets are not be subject to any lease, leaseback or sale/leaseback arrangements.

(bb) Oil or Gas Balancing Agreements. Neither the Company nor any other person on its behalf has entered into any agreement or arrangements, commonly known as an oil or gas balancing, swaps, overproduction or underlift-overlift agreements, that are among two or more persons owning interests in a portion of the Lands or pooled or unitized therewith, nor, to the knowledge of the Company, has there been any circumstance or case whereby one of such persons has taken, or may hereafter take, a share of the production of oil or gas substances from such Lands greater than it would otherwise be entitled to by virtue of its interest in such Lands, and which excess taking entitled the other persons to a credit in respect of subsequent production of the Company's oil and gas substances produced from such Lands.

(cc) Assets Subject to Obligations. The Oilfield Assets are not affected by any "take or pay" obligations.

(dd) Abandoned Wells. To the knowledge of the Company, Schedule 2(dd) includes a list of all oil and gas wells on the Lands that have been either plugged and abandoned, or drilled and abandoned, in which the Company had or now has an interest, and for which authorization, if required, has been obtained for each such well from the applicable governmental entity.

(ee) Allowables. To the knowledge of the Company, none of the oil and gas wells operated by the Company on the Lands has been produced in excess of applicable production allowables imposed by applicable law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal, since the Company acquired its interest therein. Such oil and gas wells are not subject to any production penalty and, to the knowledge of the Company, it is not aware of any impending change in statutorily imposed or sanctioned production allowables imposed by applicable governmental entities currently applicable to any of the oil and gas wells other than changes that are in the public domain.

(ff) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, that have had or could reasonably be expected to result in a Material Adverse Effect, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(gg) Title to Property and Assets. The Company has good title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect. Any real property and buildings held under lease by the Company described in the Prospectus are held by it under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in or contemplated by the Prospectus.

(hh) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are reasonable with respect to the business in which it is engaged, all of which insurance is in full force an effect.

(ii) Brokers. Except as set forth on Schedule 2(ii), there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or similar fee or commission as a result of any of the transactions contemplated by this Agreement.

(jj) Distribution of Offering Materials. The Company has not distributed and will not distribute prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and the use of which has been approved in advance by the Underwriter.

(kk) NASD Rule 2710. With respect to the compensation to be paid to the Underwriter under this Agreement, such compensation arrangements are exempt from the filing requirements of NASD Rule 2710 because the Company has met and continues to meet the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 in connection with the Offering contemplated thereby and hereby. Further, the Offered Shares meet the "actively traded securities" definition contained in NASD Rule IM-2110-1(7), namely, that the Offered Shares have an ADTV value of at least $1 million and are issued by an issuer whose common equity securities have a public float value of at least $150 million. Additionally, the Company has been continuously subject to and fulfilled the reporting requirements under the Exchange Act for a period of 36 months. As used in this Section 2(kk), "ADTV" means the worldwide average daily trading volume during the two full calendar months immediately preceding, or any 60 consecutive calendar days ending within the 10 calendar days preceding, the filing of a registration statement; or, if there is no registration statement or if the distribution involves the sale of securities on a delayed basis pursuant to Rule 415 of the Securities Act, two full calendar months immediately receding, or any consecutive 60 calendar days ending within the 10 calendar days preceding, the determination of the offering price.

(ll) Solvency. The Company (both before and after giving effect to transactions contemplated by the Offering) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.

(mm) Certificates. Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to this Agreement or in connection with the Offering contemplated hereby shall be deemed to be a representation and warranty of the Company to the Underwriter as to the matters covered thereby.

(nn) Concurrent Offering. In connection with the Offering, the Company has executed a Placement Agency Agreement with CDC Securities (the "Placement Agent"), dated of even date herewith (the "Placement Agency"), whereby the Placement Agent shall, on a best efforts basis, place up to 1,334,000 shares of Common Stock to certain European institutional investors (the "Placed Shares"). The representations, warranties and agreements made by the Company to the Placement Agent in the Placement Agency Agreement shall be deemed to be the representations, warranties and agreements of the Company to the Underwriter as to the matters covered thereby.

3.       Offering of the Offered Shares.

         Upon the basis of the representations, warranties and covenants and subject to the terms and conditions herein set forth, the Underwriter agrees, on a best efforts basis to offer the Offered Shares for sale to the public in accordance with the Plan of Distribution section set forth in the Final Prospectus. The Company understands and agrees that the Underwriter is under no obligation to obtain offers to purchase any or all of the Offered Shares, that the Underwriter's undertaking hereunder is a best efforts undertaking and the Underwriter is not obligated to purchase any Offered Shares that are not sold to the public, and that offers to purchase Offered Shares may be accepted on more than one day at more than one time.

(a) Public Offering. The purchase price per Offered Share to be paid by the Underwriter to the Company will be $6.80 per share (the "Purchase Price") (representing an underwriter discount of five and one-half percent (5.5%)). In addition, the Company shall pay the Placement Agent a cash fee of 1% with respect to the shares sold to the Underwriter hereunder. The Underwriter agrees to offer the Offered Shares (subject to the terms of the Placement Agency Agreement") at the public offering price of $7.20 per share as soon after the execution and delivery of this Agreement as, in its reasonable judgment, is advisable. The Underwriter shall promptly advise the Company of the making of the public offering. After making the public offering, the Underwriter may, in its discretion, after consultation with the Company, vary the public offering price.

(b) First Closing. The Company will deliver the Offered Shares so purchased (the "Purchased Shares") to the Underwriter in the form of definitive certificates, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 10:00 a.m., New York time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the name of the Underwriter (solely for the purpose of administrative convenience) and in such denominations as the Underwriter may determine, against payment of the aggregate Purchase Price therefor or other immediately available funds, by certified or official bank check payable to the order of the Company or by wire transfer to accounts designated by the Company, all at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166. Such delivery and closing shall occur at 10:00 a.m., New York time, on the third business day after the date of this Agreement (the First Closing Date"), simultaneously with the closing of the Placed Shares. The First Closing Date and the location of delivery of, and the form of payment for, the Purchased Shares may be varied by agreement between the Company and the Underwriter. In addition, subsequent closings of the Offered Shares (if applicable) may be scheduled at the discretion of the Company and Underwriter, each of which shall be deemed a "Closing" hereunder

(c) Certificates for the Purchased Shares. The Company shall make the certificates for the Purchased Shares available to the Underwriter not later than 12:00 p.m., New York time, on the business day preceding the First Closing Date and each such Closing at such location within New York City as may be designated by the Underwriter.

(d) No Adverse Changes. There shall not have occurred, at any time prior to the applicable closing (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Underwriter's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the Nasdaq - Amex Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other significant means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Underwriter's reasonable judgment, makes it inadvisable to proceed with the applicable Offering.

4.       Conditions to Underwriter's Obligations.

         The obligations of the Underwriter hereunder to purchase the Purchased Shares on the First Closing Date and any Offered Shares on each other Closing Date will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No Stop Order. No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or by any Governmental Authority, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(b) No Material Misstatements. Neither the Registration Statement, nor any supplement thereto, will contain any untrue statement of a fact by the Company which in the opinion of the Underwriter is material, or omits to state a fact, which in the opinion of the Underwriter is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c) Compliance with Agreements. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing Date;

(d) Corporate Action. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of its Board, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the Offering contemplated hereby;

(e) Opinion of Company Counsel. The Underwriter shall receive the opinion of Kruse Landa Maycock & Ricks, LLC, counsel to the Company, dated as of each Closing Date, addressed to the Underwriter, with such knowledge qualifiers as is customary and reasonable, substantially to the effect that:

         (i) if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and based solely upon the oral advice of the staff of the Commission, the Registration Statement is effective under the Securities Act and no stop order suspending the use of the Registration Statement or the Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, threatened or contemplated under the Securities Act;

         (ii) each of the Registration Statement, the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Regulations. Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, at which conferences the content of the Registration Statement and any amendments or supplements thereto were discussed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and any amendments or supplements thereto, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment or supplement became effective or the Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the Prospectus, and any amendments or supplements thereto);

         (iii) the Company is validly existing and in good corporate standing under the laws of its state of incorporation, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a Material Adverse Effect;

         (iv) this Agreement has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

         (v) the Offered Shares have been duly authorized, and when issued and delivered to the Underwriter against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance of the Offered Shares, to such counsel's knowledge, is not subject to any preemptive or similar rights;

         (vi) the authorized, and to such counsel's knowledge the issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in the Prospectus. Except as set forth in this Agreement, the Schedules hereto or as set forth in the Prospectus, to counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company. To such counsel's knowledge, all of the other issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and to such counsel's knowledge have not been issued in violation of the preemptive rights of any security holder of the Company. Nothing has come to such counsel's attention indicating that the Company's offers and sales of such securities were not either registered under the Securities Act or exempt from such registration requirements;

         (vii) other than as set forth in the Prospectus, neither the execution and delivery of this Agreement nor compliance with the terms hereof, nor the consummation of the transactions herein contemplated, nor the issuance of the Offered Shares, has, nor will, conflict with, result in a breach of, or constitute a default under the Articles of Organization or By-laws of the Company, or any material contract, instrument or document known to such counsel and identified to us by the Company as material, to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree known to counsel of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

         (viii) other than as set forth in the Prospectus, to counsel's knowledge, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company that might materially and adversely affect the business, properties or financial condition of the Company or that might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

         (ix)     the Company is not an "investment company" as defined in
                  Section 3(a) of the Investment Company Act and, if the Company conducts its businesses as set forth in the Prospectus, will not become an "investment company" and will not be required to be registered under the Investment Company Act; and

         (x) except as set forth in the Prospectus or in this Agreement and the Schedules hereto, to counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

(f) Legal Opinion of Counsel for the Underwriter. The Underwriter shall have received from Greenberg Traurig, LLP ("Underwriter's Counsel), their opinion or opinions, dated each Closing Date, with respect to the validity of the Common Stock, the Registration Statement and the Prospectus and such other related matters as they may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

(g) Officers' Certificate. The Underwriter shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in
         Section 4 hereof are true and accurate in all material respects at each Closing Date with the same effect as though expressly made at such Closing Date.

(h) Due Diligence. The Underwriter shall have completed and been satisfied with the results of its due diligence investigation of the Company, including, without limitation, the Company's financial statements, projections, expense budgets, business prospects, capital structure, background searches and contractual arrangements.

(i) Filing of Prospectus. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(c) of the Securities Act.

(j) Accountant's Letter. The Underwriter shall have received at the time this Agreement is executed and on each Closing Date, signed letters from PricewaterhouseCoopers LLP addressed to the Underwriter and dated, respectively, the date of this Agreement and each Closing Date, in form and scope reasonably satisfactory to the Underwriter, with reproduced copies or signed counterparts thereof for the Underwriter confirming that they are independent accountants within the meaning of the Securities Act and the Regulations, that the response to Item 10 of the Registration Statement is correct in so far as it relates to them and stating in effect that:

         (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations;

         (ii) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus, a reading of the minutes of the meetings of the shareholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                  (A) the amounts included or incorporated by reference in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived; or

                  (B) with respect to the Company, there were, at a specified date not more than five business days prior to the date of the letter, any decreases in net sales, income before income taxes and net income or any increases in long-term debt of the Company or any decreases in the capital stock, working capital or the shareholders' equity in the Company, as compared with the amounts shown on the Company's audited Balance Sheet for the fiscal year ended December 31, 2003 included in the Registration Statement or the audited Statement of Operations, for such year, all except for the continuation of operating losses, including exploration expense, in accordance with disclosures in the SEC Documents not is excess of a specified amount acceptable to the Placement Agents.

         (iii) they have performed certain other procedures as a result of which they determined that information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Agent agrees with the accounting records of the Company; and

         (iv) as to such other matters as the Underwriter shall reasonably request.

(k) Satisfaction of Underwriter. All proceedings taken in connection with the sale of the Offered Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and Underwriter's Counsel.

(l) Completeness of Information. On or prior to the applicable Closing date, the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions contained in this Agreement.

(m) No NASD Objection. The NASD shall not have objected to the Underwriter's participation in the Offering. (n) Executed Placement Agency Agreement. The Company shall have entered into the Placement Agency Agreement with the Placement Agent, and the parties shall have performed their respective obligations thereunder.

(o) Closing Documents. All documents required to be delivered hereunder to the Underwriter may also be addressed to the Placement Agent if such documents are required under the Placement Agency Agreement.

5.       Covenants of the Company.

(a) Effectiveness of Registration Statement. The Company will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Securities Act or Exchange Act before termination of the offering of the Offered Shares which the Underwriter shall not previously have been advised and furnished with a copy, or to which the Underwriter shall have reasonably objected or which is not in compliance with the Securities Act, the Exchange Act or the Regulations.

(b) Prospectus Supplement. The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a prospectus supplement setting forth the information and the terms of the offering contemplated by Section 4 hereof, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Offered Shares by the Underwriter.

(c) Notification. As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriter and confirm the notice in writing, (i) when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose,
         (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and
         (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order and suspend such qualifications at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

(d) Amendments. The Company shall give the Underwriter reasonable notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Common Stock which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Regulations), and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriter or Underwriter's Counsel shall reasonably object.

(e) Copies of Registration Statement and Prospectus. The Company will deliver to the Underwriter, at or before each Closing date, conformed copies of the Registration Statement, and each amendment thereto, including all financial statements and exhibits thereto, and will deliver to the Underwriter such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Underwriter may reasonably request. The Company will deliver or mail to the Underwriter on the date of the public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Offered Shares is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Underwriter may reasonably request.

(f) Section 11(a) Earnings Statement. The Company will make generally available to its stockholders as soon as practicable, but not later than 45 days after the end of the fourth fiscal quarter following the fiscal quarter that includes the "effective date of the registration statement" (as defined in Rule 158(c) of the Securities Act) if such fourth fiscal quarter is not the last fiscal quarter of the Company's fiscal year and not later than 90 days after the end of the fourth fiscal quarter following the fiscal quarter that includes the "effective date of the registration statement" if such fourth fiscal quarter is the last fiscal quarter of the Company's fiscal year, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date of the registration statement," provided that compliance with Rule 158 shall satisfy this subsection
         (f).

(g) Compliance with Requirements. During the time when a prospectus is required to be delivered under the Securities Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Common Stock in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Offered Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriter's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act, the Company shall notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Securities Act, each such amendment or supplement to be satisfactory to the Company's and the Underwriter's Counsel, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

(h) Use of Proceeds. The net proceeds of the Offering will be used by the Company as set forth in the Prospectus. Except as set forth in Schedule 5(h) to this Agreement, the Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company (other than trade payables in the ordinary course), including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company.

(i) Expenses of Offering. The Company shall be responsible for, and shall bear all reasonable expenses directly incurred in connection with, the proposed offering including, but not limited to legal fees of the Company's counsel relating to the costs of preparing the Registration Statement and all amendments, supplements and exhibits thereto and preparing and delivering all underwriter and selling documents, Common Stock certificates (the "Company Expenses").

(j) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the termination of the offering of the Offered Shares, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Underwriter, which consent shall not be unreasonably withheld. The Company shall not include information with respect to the Offering or use the Underwriter's name in any press release, advertisement or on any website maintained by the Company with out the prior written consent of the Underwriter.

(k) Restrictions on Issuances of Securities. During the period commencing on the date hereof and ending on the later of (i) the Closing Date or
         (ii) the termination of the offering of the Offered Shares, the Company will not, without the prior written consent of the Underwriter, issue additional shares of Common Stock, other than pursuant to the exercise of options or warrants outstanding on the date hereof, or grant any warrants, options or other securities of the Company except for options under the Company's stock option plans.

(l) Nasdaq SmallCap Market. On or before completion of this Offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq SmallCap Market and will use its best efforts to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, or if the Company so elects, the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market for a period of two (2) years after the date hereof.

(m) Financial Statements. Prior to each Closing Date the Company will furnish to the Underwriter, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Prospectus.

(n) Reports to Underwriter. During the period of three (3) years from the date hereof, the Company will furnish to the Underwriter, (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholder's equity and cash flows of the Company for the year then ended and the opinion thereon of the Company's independent public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, Nasdaq or any securities exchange, (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock, and (iv) such other information concerning the Company as the Underwriter may reasonably request from time to time.

6.       Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls any of the Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, and agents of the Underwriter and controlling person (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and fees of one counsel incurred in connection therewith), joint or several, which may be based upon the Securities Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that the Registration Statement or the Prospectus (as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter, directly or through the Underwriter, specifically for use in the preparation thereof. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel, or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties have been advised by counsel to the Underwriter that one or more legal defenses may be available to it or them which may not be available to the Company, in which case counsel selected by the Underwriter Indemnified Parties shall participate in such suit with respect to those defenses, provided that the Company shall not be required to bear the reasonable fees and expenses of more than one such counsel. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that the Registration Statement or the Prospectus (as from time to time amended and supplemented) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter, directly or through an agent of the Underwriter, specifically for use in the preparation thereof, and the parties acknowledge and agree that the only information furnished by the Underwriter to the Company for inclusion in the Prospectus, as from time to time amended or supplemented, is the information under the caption "Plan of Distribution" in the Prospectus that does not describe this Agreement; provided, however, that in no case is the Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify the Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party except to the extent such failure prejudices the Underwriter's defense of such action or otherwise than on account of its indemnity agreement contained in this paragraph. The Underwriter shall be entitled to participate at their own expense in the defense, or, if they so elect, to assume the defense of any suit brought to enforce any such liability, but, if the Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by them. In the event that the Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without the Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

(c) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter, respectively, from the offering of the Offered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.       Miscellaneous.

(a) Notices. All notices or communications hereunder will be in writing and will be mailed or delivered as follows: If to the Company, at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, Attention: David
         N. Pierce, facsimile number (801) 486-5575, with a copy to Kruse Landa Maycock & Ricks, LLC, 50 West Broadway, Eighth Floor, Salt Lake City, Utah 84101, Attention: James R. Kruse, facsimile number (801) 531-7091; and if to Underwriter at 3340 Indian Creek Court, Fort Worth, Texas 76180, Attention: Mike McCrory, facsimile number (817) 428-2779 with a copy to Michael L. Pflaum, Esq. at Greenberg Traurig, LLP, 200 Park Avenue, 15th Floor, New York, NY 10166, facsimile number (212) 801-6400.

(b) Survival; Governing Law; Entire Agreement; Independent Contractor. The representations, warranties and covenants of the Company set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, any investor or any other entity or persons and will survive delivery of the Securities. The provisions of this Section 7 ("Miscellaneous") and Sections 2 and 6, shall survive any closing of the Offering or termination of this Agreement, as applicable. This Agreement contains the entire agreement between the Company and the Underwriter concerning the Offering and supersedes any prior understanding or agreement whether written or oral. Any amendment hereto or waiver of any right or obligation hereunder must be in writing signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York without giving effect to that state's principles of conflicts of law. The Underwriter will act under this Agreement as an independent contractors at "arm's-length" with duties solely to the Company. It is understood that the Underwriter's responsibility to the Company is solely contractual in nature and that the Underwriter does not owe the Company, or any other party, any financial advisory, fiduciary, agency or similar duties as a result of its engagement. The Company acknowledges and agrees that any statement made by the Underwriter, or any of their representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental thereto and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives. Any information provided by the Underwriter may not be disclosed or referred to publicly or to any third party except with the Underwriter's express prior consent. The Company acknowledges that the business of the Underwriter may give rise to situations where the Underwriter or its affiliates may have a client whose interest may be regarded as conflicting with the Company's interests and nothing in this Agreement shall preclude the Underwriter from performing services for such other clients. Without the Company's prior written consent, the Underwriter has no right to describe their services to the Company in connection with the Offering or to reproduce the Company's name and logo in the Underwriter's advertisements, marketing materials and equity research reports, if any. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The Company agrees and consents to personal jurisdiction, service of process and venue in any Federal or state court within the state of New York for purposes of any action, suit or proceeding arising out of or relating to this Agreement. The Underwriter and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders or other interest holders) each waives any right to trial by jury in any action, claim, suit or proceeding with respect to the Underwriter's engagement hereunder or its role in connection therewith. The benefits of, and the obligations and liabilities assumed in, this Agreement shall inure to the benefit of, and be binding upon, any successors and assigns.

(c) Relationships. The Company acknowledges that the relationship between and among the Underwriter, on the one hand, and the Placement Agent, on the other hand, shall not be construed as giving rise to or constituting a joint venture, nor shall the Underwriter be liable or otherwise responsible for any act or omission on the part of the Placement Agent in connection with the Offering.

         This Agreement is effective as of the date first set forth above. Please confirm that the foregoing correctly and completely sets forth our understanding, by signing and returning to us the enclosed duplicate of this Agreement.

                                                     Sincerely,

                                                     I-BANKERS SECURITIES, INC.


                                                     By: /s/ Shelley Gluck
                                                        ------------------------
                                                        Name:  Shelley Gluck
                                                        Title: CFO


Accepted and agreed:

FX ENERGY, INC.


By: /s/ Thomas B. Lovejoy
---------------------------
Name: Thomas B. Lovejoy
Title: Chairman and CFO

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